EXHIBIT 99.1

Rekor Systems to Acquire Waycare Technologies, Ltd.

Expands technology footprint in the US, as well as internationally

Accelerates intelligent infrastructure market access and growth

Expedites access to complementary data

Enhances suite of solutions through acquisition of proprietary artificial intelligence software

Company to host investor conference call today at 4:30 p.m. Eastern Time

COLUMBIA, MD / ACCESSWIRE / August 9, 2021 / Rekor Systems, Inc. (NASDAQ:REKR) ("Rekor" or the "Company"), a global AI technology company with a mission to provide intelligent infrastructure and insights that build safer, smarter and more efficient cities around the world, has signed a definitive agreement to acquire Waycare Technologies, Ltd. ("Waycare"), a privately held company focused on optimizing traffic management systems using predictive analytics. Rekor will provide $61 million in total consideration consisting of a combination of cash and common stock. The closing of the transaction is subject to customary closing conditions and is currently anticipated to occur during the third quarter of 2021.

Founded in 2016, Waycare has been rapidly shaping the future of intelligent infrastructure by harnessing multi-source data for predictive insights. Their solution uses artificial intelligence ("AI") to aggregate and process data from various sources to help government agencies with crash prediction, congestion detection, as well as incident management and identification. Waycare collates data from transportation agencies' existing infrastructure, which is then synthesized with additional data from mobile apps, connected vehicles, weather analysis and event management systems. AI algorithms ingest and process this information to produce actionable insights and predictions. The company's mission is to leverage technology to benefit the public by improving roadway safety, preventing fatalities and enhancing effectiveness of the existing infrastructure.

Robert A. Berman, President and CEO, Rekor, commented, "Intelligent infrastructure is the foundation upon which smart cities are built. As we will discuss in more detail on our upcoming strategy update on September 14th, there are three key ingredients to be a best-in-class solutions provider in the emerging intelligent infrastructure industry and they are the ability to: collect accurate data via sophisticated sensors; process data via cutting-edge software; and capitalize on first mover advantages by rapidly expanding geographic reach and product offerings. We call this having real estate. With the Waycare acquisition, we are significantly strengthening our footprint and meaningfully enhancing our service offering. This acquisition accelerates access to new markets and provides us with new vendor relationships to access unique data sources."

"Waycare is a rare asset as it already has an established and growing customer base, favorable relationships with third-party data providers that would take years to replicate and a highly talented management team. Waycare's existing team will be joining the Rekor family and Waycare will be fully integrated into Rekor," Mr. Berman continued. "With the addition of Waycare, we are well positioned to achieve additional inorganic growth in a fragmented industry."

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"We are very excited about the opportunity to become a part of Rekor Systems," added Noam Maital, CEO and co-founder of Waycare. "Both companies were on an incredible journey building the infrastructure for smart cities which will benefit generations to come. By joining Rekor, we now have access to real-time roadway optical sensors, innovative software and enhanced data. Rekor is uniquely positioned to become a leading force in data aggregation and analysis for roadway intelligence. As a team, we are looking forward to deploying our technologies and data to improve the quality of life for citizens and governments throughout the globe."

Rekor expects the transaction to deliver long-term financial benefits. Waycare's operations will enhance Rekor's recurring revenue base, as well as contributing to our pipeline. The acquisition of Waycare will also have a significant immediate impact on the Company's footprint, providing immediate opportunities to cross-sell products and services as well as accelerate access to new markets. Waycare's AI platform is complementary to Rekor's platform and can be quickly integrated into Rekor One™ to broaden Rekor's suite of solutions for safety and incident management. The acquisition will also significantly increase the scale and breadth of Rekor's already disruptive intelligence platform.

"By joining forces with Waycare, we are able to capitalize on an exceptional growth prospect," resumed Mr. Berman. "We are just beginning to scratch the surface of a market that has significant potential. Growth in world population, continued urbanization, a focus on sustainable development and a push to improve the lives and safety of people living in communities and cities worldwide are placing substantial challenges on both governmental and business entities. We're excited to be leading the way in defining this emerging industry of intelligent infrastructure and are grateful to have a strong balance sheet to support Rekor's growth as a fragmented market continues to consolidate. We are looking forward to providing additional details on the conference call."

To see a video demonstration of Waycare's capabilities and Rekor One™, click here: https://rekor.co/new-capabilities

Webcast and Conference Call Information

Rekor will host a live webcast conference call to discuss this acquisition at 4:30 p.m. Eastern Time today. Any person interested to participate in the call should dial 877-545-0320 (North America) or 973-528-0016 (International); the passcode is 569477. Please dial in approximately 10 minutes prior to the start of the call.

A live webcast of the conference call will be available online at: https://www.webcaster4.com/Webcast/Page/2523/42317

A copy of the presentation that will be covered on the conference call will also be posted to our investor relations website.

A replay will be made available online approximately two hours following the live event for a period of two weeks. To access the replay, please visit the website or dial the following numbers:

Toll Free: 877-481-4010
International: 919-882-2331 Access Code: 42317

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About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) a trusted global authority on intelligent infrastructure, providing solutions that drive the world to be safer, smarter, and more efficient. As a provider of comprehensive, continuous and real-time roadway intelligence, Rekor leverages AI, machine learning and holistic data to provide actionable insights. Rekor believes that intelligent infrastructure is required to truly activate smart cities and, with its Rekor One™ disruptive technology and solutions, the Company provides a seamless platform to accomplish this objective. To learn more please visit our website:https://rekor.ai.

About Waycare Technologies, Ltd.

Waycare is committed to making today's roads safer and more accessible through its cloud-based, artificial intelligence (AI) traffic management and transit solutions. Waycare works collaboratively with traffic management centers, law enforcement, service patrol, and other agencies to bring together the widest array of data partnerships in the industry to produce an all-in-one traffic management platform. This Software as a Service (SaaS) solution enables actionable traffic safety insights and predictions including real-time automated incident and irregular congestion detection, crash prediction and forecasting, and collaborative tools for more efficient responses and planning to better serve drivers on the roads. For more information, visit waycaretech.com.

CONTACT:
Media:
Robin Bectel
REQ For Rekor Systems, Inc.
rekor@req.co

Charles Degliomini
Rekor Systems, Inc.
ir@rekor.ai

Investors:
Bulent Ozcan
Rekor Systems, Inc.
ir@rekor.ai

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc., and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. Important factors that could have such a result include a decline or weakness in general economic conditions, an outbreak of hostilities, the ongoing pandemic and responses thereto related to COVID-19, a decline or volatility in the securities markets or regulatory changes or other adverse developments with respect to the markets for the Company's products and services or an inability to obtain adequate financing. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

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